Amendment to Master Agreement

This Amendment to Master Agreement is made and entered into by and between Veridisyn Technologies, LLC and Plastic2Oil, Inc. (jointly, "Partners"), effective April 20, 2018.

WHEREAS, on or about December 21, 2017, Partners entered into a Master Agreement; and,

WHEREAS, Partners desire to amend certain provisions of the Master Agreement;

NOW THEREFORE, Partners hereby agree as follows:

1. The first sentence of Section 2.3 of the Master Agreement currently reads as follows: "Notwithstanding anything herein to the contrary, Customer agrees to purchase at least six (6) Processors over the first three years of the Term and at least two (2) Processors shall be ordered by Customer within one hundred twenty (120) calendar days of the Effective Date as part of the Initial Order as defined and set forth in Section 7.2." That sentence in Section 2.3 is amended to read as follows: ""Notwithstanding anything herein to the contrary, Customer agrees to purchase at least six (6) Processors over the first three years of the Term and at least two (2) Processors shall be ordered by Customer within two hundred forty (240) calendar days of the Effective Date as part of the Initial Order as defined and set forth in Section 7.2."

2. The first phrase of Section 7.5 of the Master Agreement currently reads as follows: "Commencing with April 1, 2018 and continuing on the anniversary of such date throughout the Term, . . ." That phrase in Section 7.5 is amended to read as follows: "Commencing with August 1, 2018 and continuing on the anniversary of such date throughout the Term, . . ."

3. The final sentence of Section 7.5 of the Master Agreement currently reads as follows: "Such percentage change in the Index shall be applied to the Price, including application to the Initial Order Price to calculate the Subsequent Order Price, for Purchase Orders and Services dated from such April 1st date to March 31st of the following calendar year." That sentence in Section 7.5 is amended to read as follows: "Such percentage change in the Index shall be applied to the Price, including application to the Initial Order Price to calculate the Subsequent Order Price, for Purchase Orders and Services dated from such August 1st date to July 31st of the following calendar year."

All other terms and conditions of the Master Agreement are unchanged and of full force and effect as written.

Veridisyn Technologies, LLC Robin Curtis Managing Partner 2285 Sweetwater Industrial Blvd. Lithia Springs, Ga. 30122 +1 (205) 242 – 3963 r.curtis@genagain.com	Plastic2Oil , Inc. Richard Heddle CEO/President 20 Iroquois St. Niagara Falls, NY 14303 1 (716) 278 - 0015 rheddle@jbi.net
Robin Curtis [signature]	R. Heddle [signature]
Date: April 20, 2018 Robin Curtis Veridisyn Technologies, LLC	Date: APRIL 26, 2018 Richard Heddle Plastic2Oil, Inc.